Exhibit 10.15
AMENDMENT TO, CONSENT AND REAFFIRMATION OF SECOND AMENDED AND
RESTATED GUARANTY
THIS AMENDMENT TO, CONSENT AND REAFFIRMATION OF SECOND AMENDED AND RESTATED GUARANTY (“Amendment”) is executed as of November 6, 2023, by KBSGI REIT PROPERTIES, LLC, a Delaware limited liability company (“Guarantor”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the “Lenders” pursuant to the Loan Agreement described below (in such capacity, “Administrative Agent”), for the benefit of each party that now or hereafter is bound under the Loan Agreement as a “Lender” (referred to herein individually as a “Lender” and collectively as the “Lenders”).
RECITALS
A.Pursuant to that certain Amended and Restated Term Loan and Security Agreement dated as of November 9, 2017, among KBSGI OFFICES AT GREENHOUSE, LLC, a Delaware limited liability company (“Greenhouse Borrower”) and KBSGI 213 WEST INSTITUTE PLACE, LLC, a Delaware limited liability company (“Institute Borrower,” and, together with Greenhouse Borrower, individually, collectively, jointly and severally, “Borrower”), KBSGI VON KARMAN TECH, LLC, a Delaware limited liability company (“Von Karman Borrower”), Lenders, and Administrative Agent, as amended by that certain Modification Agreement dated as of January 17, 2020, that certain letter agreement dated as of October 18, 2021, and that certain Second Modification Agreement dated as of August 1, 2022 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), Lenders agreed to make a loan to Borrower in the maximum principal amount of Seventy-Two Million Eight Hundred Thousand and No/100 Dollars ($72,800,000.00) (the “Loan”).
B.The Loan is evidenced by that certain Amended and Restated Promissory Note dated November 9, 2017, made payable to JPMorgan Chase Bank, N.A., as sole Lender, in the stated principal amount of Seventy-Two Million Eight Hundred Thousand and No/100 Dollars ($72,800,000.00) (as amended, restated, renewed or otherwise modified from time to time, each, a “Note” and, collectively, the “Notes”).
C.Guarantor guaranteed Borrower’s obligations to Administrative Agent and Lenders in accordance with that certain Second Amended and Restated Guaranty dated August 1, 2022 (as amended, restated or otherwise modified, the “Guaranty”).
D.Pursuant to that certain Reciprocal Release Agreement dated as of January 17, 2020, by and among Greenhouse Borrower, Institute Borrower, Von Karman Borrower, Administrative Agent and Lenders, Von Karman Borrower was released from its obligations under the Notes and the Loan Agreement as more particularly provided therein.
E.Concurrently herewith, the Loan Agreement is being modified pursuant to that certain Third Modification Agreement dated as of even date herewith (the “Third Modification”) to extend the term of the Loan and make certain other changes to the Loan on the terms and conditions set forth in the Third Modification.
F.As a condition to Administrative Agent’s and Lenders’ willingness to enter into the Third Modification, Administrative Agent and Lenders have required that Guarantor execute and deliver this Amendment for the benefit of Administrative Agent and Lenders, which Amendment amends the Guaranty.
G.Guarantor is the owner of a direct or indirect interest in each Borrower, and Guarantor will directly benefit from Administrative Agent and Lenders modifying the Loan.
H.Any capitalized term used and not defined in this Amendment shall have the meaning given to such term in the Guaranty. This Amendment is one of the Loan Documents described in the Loan Agreement.
AGREEMENT
NOW, THEREFORE, as an inducement to Administrative Agent and Lenders to modify the Loan to Borrowers and enter into the Loan Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor and Administrative Agent agree as follows:
1.Recitals. The recitals set forth above are true, accurate and correct.
2.Consent and Reaffirmation. Guarantor hereby consents to the terms, conditions and provisions of the Third Modification and the transactions contemplated thereby, including, without limitation, the extension of the maturity of the Loan. Guarantor hereby declares to and agrees with Administrative Agent and Lenders that the Guaranty is and shall continue in full force and effect for the benefit of Administrative Agent, as amended by this Amendment, that there are no offsets, claims, counterclaims, cross-claims or defenses of Guarantor with respect to the Guaranty nor, to Guarantor’s knowledge, with respect to the obligations guaranteed thereunder, that the Guaranty is not released, diminished or impaired in any way by the Third Modification or the transactions contemplated hereby, and that the Guaranty is hereby ratified and confirmed in all respects, except to the extent modified hereby. Guarantor agrees that the obligations of Borrower guaranteed under the Guaranty include, without limitation, the obligation of Borrower to pay and perform its obligations under the Loan, as set forth in the Guaranty. Guarantor hereby reaffirms all of the representations and warranties set forth in the Guaranty to be true and correct in all material respects, subject to (i) any changes in circumstances arising from actions or events occurring after the date of this Amendment that do not otherwise constitute a Default hereunder or under any of the Loan Documents, and (ii) such matters, if any, as have been previously disclosed to Administrative Agent in writing. Guarantor acknowledges that without this consent and reaffirmation, Administrative Agent and the Lenders would not execute the Third Modification or otherwise consent to its terms. Guarantor further acknowledges that its obligations under the Guaranty are separate and distinct from those of Borrower on the Loan.
3.Amendments to Guaranty.
(a)Guarantor Prohibited Distributions. Section 10(c) of the Guaranty is hereby amended and restated in its entirety as follows:
“(c) Guarantor Prohibited Distributions. Guarantor shall not make any distributions.”

(b)Guarantor Covenant to Use Revenues. Section 10(d) of the Guaranty is hereby amended and restated in its entirety as follows:
“(d) Intentionally Omitted.”
(c)Guarantor Excess Cash Account. Section 11 of the Guaranty is hereby amended and restated in its entirety as follows:
“Section 11. Guarantor Cash Collateral Account.
(a)On to prior to November 30, 2023 (as such date may be extended pursuant to the terms of Section 3(g) of the Third Modification) (such date, as may be extended, shall hereinafter be referred to as the “Outside Deposit Date”), Guarantor shall deposit $42,315 (collectively, the “Existing Guarantor Cash”) into an account to be opened with, and controlled by, Administrative Agent established for the purpose of holding the Guarantor Cash (defined hereinafter) (the “Guarantor Cash Collateral Account”) (and any interest that may accrue on the funds in such Guarantor Cash Collateral Account shall accrue for the benefit of Guarantor so long as no Default exists) and, after the Outside Deposit Date and subject to the terms of this Section 11, Guarantor shall immediately deposit any and all revenues received by Guarantor (the “Future Guarantor Cash”; together with the Existing Guarantor Cash, collectively, the “Guarantor Cash”) into the Guarantor Cash Collateral Account. Notwithstanding the foregoing or anything to the contrary set forth herein or any other Loan Documents, the defined term “Guarantor Cash” shall expressly exclude, and shall be net of, any funds required and actually used to pay any debt service portion of the Obligations (“Debt Service Payments”), which Debt Service Payments shall be or has been made via ACH from Guarantor’s existing account held with Wells Fargo. In lieu of any deposit of Guarantor Cash, Guarantor may, in Guarantor’s sole and absolute discretion, pay to Administrative Agent all such Guarantor Cash to be applied in repayment of the Obligations (as defined in the Loan Agreement) in such order as Administrative Agent shall determine in Administrative Agent’s sole and absolute discretion.
(b)Guarantor hereby grants to Administrative Agent, a security interest in the Guarantor Cash Collateral Account and all funds on deposit therein to secure Guarantor’s obligations under this Guaranty (collectively, the “Guaranteed Obligations”) and agrees that it shall not, without obtaining the prior express written consent of Administrative Agent, further pledge, assign or grant any security interest in the Guarantor Cash Collateral Account. Guarantor agrees to hold in trust for the benefit of Administrative Agent on behalf of the Lenders, all Guarantor Cash in its possession prior to the deposit of such Guarantor Cash into the Guarantor Cash Collateral Account. This Guaranty is, among other things, intended by the parties to be a security agreement for purposes of the UCC.

(c)During the existence of a Default, Administrative Agent shall have the right to apply all amounts in the Guarantor Cash Collateral Account in repayment of the Guaranteed Obligations in such order as Administrative Agent shall determine. Guarantor shall have no right to any funds in the Guarantor Cash Collateral Account until payment of the Guaranteed Obligations in full; provided, however, that so long as no Default or Unmatured Default has occurred and is continuing, upon Guarantor’s written request, Administrative Agent may disburse proceeds from the Guarantor Cash Collateral Account for payment of (i) Guarantor operating costs and (ii) costs and expenses of Guarantor’s subsidiaries, in both cases, subject to Administrative Agent’s approval, in Administrative Agent’s sole and absolute discretion.
(d)Upon Administrative Agent’s request, Guarantor shall (i) complete and duly execute and deliver (as applicable) all documentation reasonably required by Administrative Agent to establish and pledge to Administrative Agent, for the benefit of the Lenders, the Guarantor Cash Collateral Account (including Administrative Agent’s standard form of deposit account control agreement, blocked account agreement, or similar agreement, which shall be in all material respects consistent with the provisions of this Guaranty and which shall be subject to any modification as may be agreed upon by Guarantor and Administrative Agent), and (ii) otherwise reasonably cooperate with Administrative Agent in all reasonable respects to establish the Guarantor Cash Collateral Account, pledge it to Administrative Agent, for the benefit of Lenders, and perfect such pledge, within ten (10) Business Days after Administrative Agent provides Guarantor with such documentation.
(e)During the existence of a Default, Administrative Agent shall have the right to apply all amounts in the Guarantor Cash Collateral Account in repayment of the Guaranteed Obligations in such order as Administrative Agent shall determine. Except as otherwise set forth in subsection (c) above, Guarantor shall have no right to any funds in the Guarantor Cash Collateral Account until payment of the Obligations and Guaranteed Obligations in full.
(f)Upon payment in full and satisfaction of all indebtedness under the Loan, obligations under the Loan Documents and the Guaranteed Obligations, any amounts remaining in the Guarantor Cash Collateral Account, if any, shall be released to Guarantor.
4.No Prejudice; Reservation of Rights. This Amendment shall not prejudice any rights or remedies of Administrative Agent nor any Lender under the Loan Documents. Administrative Agent and the Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Notes.

5.No Impairment. Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Amendment and all such documents shall remain in full force and effect. Nothing in this Amendment shall impair the lien of any Deed of Trust.
6.Miscellaneous. This Amendment and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Amendment or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Amendment shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used here, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”
7.Electronic Execution. Delivery of an executed counterpart of a signature page of (x) this Amendment, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paperbased recordkeeping system, as the case may be; provided that nothing herein shall require Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept any Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of Guarantor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Guarantor hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among Administrative Agent, the Lenders and Guarantor, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Amendment, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (iv) waives any claim against any Lender-Related Person for any liabilities arising solely from Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of Guarantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
8.Limitation on Liability. Notwithstanding the foregoing or anything to the contrary in this Amendment, under no circumstances shall Administrative Agent or the Lenders have any recourse against, nor shall there be any personal liability to, the members of Guarantor, or to any shareholders, members or partners (direct or indirect) for any obligations of Guarantor hereunder. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Guarantor’s liability or obligations under the Guaranty (as amended by this Amendment) or Administrative Agent’s and Lenders’ right to exercise any rights or remedies against any collateral securing the Loan.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor and Administrative Agent have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.
GUARANTOR:
KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company
By:    KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member
By:    KBS GROWTH & INCOME, REIT, INC.,
a Maryland corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

ADMINISTRATIVE AGENT:
JPMORGAN CHASE BANK, N.A.,
a national banking association,
as Administrative Agent
By: /s/Kinga Murphy
Name: Kinga Murphy
Title: Authorized Signer

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